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EXHIBIT 23

                      CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Tyson Foods, Inc. of our report dated November 15, 1996, included in the 1996 Annual Report to Shareholders of Tyson Foods, Inc.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-30680; 33-02135; 2-81928; 2-44550; 33-53028;
and 33-53026, as amended by 33-57515) pertaining to certain employee benefit plans of Tyson Foods, Inc. and the Registration Statement (Form S-3 No. 33-58177) and the related Prospectus of our reports dated
November 15, 1996, with respect to the consolidated financial statements and schedule of Tyson Foods, Inc. included or incorporated by reference in this Annual Report (Form 10-K) for the year ended September 28, 1996.


/s/ ERNST & YOUNG LLP
---------------------
    ERNST & YOUNG LLP

    December 16, 1996
    Little Rock, Arkansas
































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